Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statements (No. 333-74634, No. 333-105986, No. 333-105998, No. 333-161988, No. 333-179933 and No. 333-204120) of Schweitzer-Mauduit International, Inc. on Form S-8 of our report dated June 29, 2020, with respect to the financial statements and supplemental schedule of SWM Retirement Savings Plan II, appearing in this Annual Report on Form 11-K of SWM Retirement Savings Plan II for the year ended December 31, 2019.

/s/ Moore, Colson & Company, P.C.

Atlanta, Georgia
June 29, 2020

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration No. 333-74634, No. 333-105986, No. 333-105998, No. 333-161988, No. 333-179933 and No. 333-204120 of Schweitzer-Mauduit International, Inc. on Form S-8 of our report dated July 11, 2019 relating to the statement of net assets available for benefits as of December 31, 2018, including related notes, of SWM Retirement Savings Plan II, which appears in this Form 11-K.

/s/ Olsen Thielen & Co., Ltd.

Roseville, Minnesota
June 29, 2020